Exhibit 99.1

Truett-Hurst, Inc. Reports Results for the First Quarter of Fiscal Year 2017

Ended September 30, 2016

Healdsburg, California (November 7, 2016) – Truett-Hurst, Inc. (NASDAQ: THST), which operates an innovative and fast growing super-premium and ultra-premium wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California, reported results for the first quarter of fiscal year 2017 which ended on September 30, 2016.

First Quarter FY17 vs. FY16

For the first quarter of fiscal year 2017, total net sales from continuing operations totaled $5.9 million, a decrease of 7.6% compared to the same period in the prior year. Consolidated gross margin from continuing operations was 31.1%, a decrease of 2.7% over the prior year.

Wholesale

•	Net Sales of $4.5 million ( a decrease of 11.7%) or $.6 million)
•	Gross Margin of 21.6% (an decrease of 4.0 margin points)
•	Gross Profit of $1.0 million (a decrease of $0.3 million)

Direct to Consumer (DTC)

•	Net Sales of $1.4 million ( an increase of 9.1% or $0.1 million)
•	Gross Margin of 62.3% (a decrease of 4.4 margin points)
•	Gross Profit of $0.8 million, flat to prior year

Operating Expenses:

Operating expenses for the three months ended September 30, 2016 were $2.1 million compared to $2.3 million in the same period in the prior year.

“We exceeded our case sales objectives, however, the mix varied from expectation therefore our wholesale net sales and gross margins were lower, DTC gross margins are down due to several online promotions and should come back up over the year.  I’m pleased that are our expenses were lower as we work to get our mix back on track”, commented Phillip L. Hurst, Truett-Hurst, Inc.’s President and CEO.

Earnings Call

Truett-Hurst, Inc.’s management will host a conference call today, November 7, 2016, at 1:30 p.m. PT (4:30 p.m. ET) to discuss the Company's financial results. To listen to the conference call, dial in approximately ten minutes before the scheduled call to 1.888.347.6082 or international at 1.412.902.4286 and request Truett-Hurst, Inc.’s Fiscal Year 2016 Results Call, or visit our webcast link: https://www.webcaster4.com/Webcast/Page/1132/17739.

A supporting presentation, in advance of the conference call, will be available at:

http://www.truetthurstinc.com

To listen to a replay of the call, dial US Toll Free: 1.877.344.7529 or International Toll: 1.412.317.0088 and enter the replay access code 10094603. The call will be available one hour after the end of the conference call through November 14, 2016 at 9:00 am ET.

About Truett-Hurst, Inc.

Truett-Hurst, Inc. (NASDAQ: THST, www.truetthurstinc.com) is a holding company and its sole asset is the controlling equity interest in H.D.D. LLC., an innovative and fast-growing super-premium, ultra-premium and luxury wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California. Truett-Hurst, Inc. is headquartered in Healdsburg, California.

Forward-Looking Statements

This press release and our earnings conference call for the first quarter ended September 30, 2016 contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include expectations regarding revenue, income, and expenses for the periods after June 30, 2016. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us; significant competition; any change in our relationships with retailers which could harm our business; we may not achieve or maintain profitability in the future; the loss of key employees; a reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine; credit facility restrictions on our current and future operations; failure to protect, or infringement of, trademarks and proprietary rights; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. For additional information, see our Annual Report on Form 10-K filed on September 28, 2016, or our other reports currently on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

TRUETT-HURST, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data/per share data)

	September 30, 2016	June 30, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,324	$4,043
Accounts receivable	3,890	2,678
Inventories, net	21,666	19,918
Bulk wine deposits	-	271
Other current assets	215	125
Total current assets	30,095	27,035

Property and equipment, net	5,560	5,583
Intangible assets, net	498	496
Other assets, net	367	391
Total assets	$36,520	$33,505

Liabilities and Equity
Current liabilities:
Lines of credit	$10,034	$10,311
Accounts payable	4,055	1,351
Accrued expenses	976	820
Depletion allowance	612	610
Due to related parties	64	-
Accrual for sales returns	34	528
Current maturities of long term debt	512	475
Total current liabilities	16,287	14,095

Long term debt, net of current maturities	3,363	3,189
Total liabilities	19,650	17,284

Commitments and contingencies

Equity:
Stockholders’ equity
Preferred stock, par value of $0.001 per share, 5,000,000 shares authorized,
none issued and outstanding at September 30, 2016 and June 30, 2016	-	-
Class A common stock, par value of $0.001 per share, 15,000,000 authorized,
4,306,609 issued and outstanding at September 30, 2016 and June 30, 2016	4	4
Class B common stock, par value of $0.001 per share, 1,000 authorized, 7
issued and outstanding at September 30, 2016 and June 30, 2016	-	-
Additional paid-in capital	15,889	15,794
Accumulated deficit	(5,283)	(5,600)
Total Truett-Hurst, Inc. equity	10,610	10,198
Noncontrolling interest	6,260	6,023
Total equity	16,870	16,221
Total liabilities and equity	$36,520	$33,505

TRUETT-HURST, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data/per share data)

(unaudited)

	Three Months Ended
	September 30,
	2016	2015
Sales	$6,102	$6,533
Less excise tax	(216)	(163)
Net sales	5,886	6,370

Cost of sales	4,056	4,220

Gross profit	1,830	2,150

Operating expenses:
Sales and marketing	1,224	1,438
General and administrative	812	891
Loss (gain) on disposal of assets	17	(1)
Total operating expenses	2,053	2,328

Loss from operations	(223)	(178)

Other income (expense):
Interest expense, net	(80)	(83)
Gain on termination of lease	844	-
Other	14	(93)
Total other income (expense), net	778	(176)
Net income (loss) before income taxes	555	(354)
Income tax expense	1	-
Net income (loss) from continuing operations	554	(354)
Income from discontinued operations, net of tax	-	16
Net income (loss) attributable to Truett-Hurst, Inc. and H.D.D. LLC	554	(338)
Net (income) loss attributable to noncontrolling interest: H.D.D. LLC	(237)	126
Net income (loss) attributable to Truett-Hurst, Inc.	$317	$(212)

Net income (loss) per share:
Basic weighted avg shares	$0.07	$(0.05)
Diluted weighted average shares	$0.04	$-

Weighted average shares used in computing net income (loss) per share:
Basic weighted average shares	4,306,609	4,027,183
Diluted weighted average shares	7,675,917	-

TRUETT-HURST, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$554	$(338)
Income from discontinued operations, net of tax	-	(16)
Net income (loss) from continuing operations	554	(354)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	200	154
Reserve for assets to be abandoned	127	-
Stock-based compensation	95	86
(Gain) loss on fair value of interest rate swap	(23)	72
Loss (gain) on disposal of assets	17	(1)

Changes in operating assets and liabilities, net
Accounts receivable	(1,212)	(797)
Inventories	(1,748)	(2,148)
Bulk wine deposit	271	320
Other current assets	(90)	176
Accounts payable	2,704	1,972
Accrued expenses	179	401
Depletion allowance	2	(100)
Accrual for sales returns	(494)	(6)
Due to related parties	64	200
Cash provided by discontinued operations	-	61
Net cash provided by operating activities	646	37

Cash flows from investing activities:
Acquisition of property and equipment	(288)	(260)
Acquisition of intangible and other assets	(15)	(42)
Proceeds from sale of assets	4	2
Net cash used in investing activities	(299)	(300)

Cash flows from financing activities:
Net (payments on) proceeds from line of credit	(277)	961
Proceeds from long-term debt	387	481
Payments on long-term debt	(176)	(85)
Net cash (used in) provided by financing activities	(66)	1,357

Net change in cash and cash equivalents	281	1,094
Cash and cash equivalents at beginning of period	4,043	1,578
Cash and cash equivalents at end of period	$4,324	$2,672

Supplemental disclosure of cash flow information:
Cash paid for interest	$80	$81
Cash paid for income taxes	$1	$-

For more information, contact:

Truett-Hurst, Inc.

Evan Meyer,

Chief Financial Officer

Phone: 707.431.4423

Fax: 707.395.0289

Email: Evan@truetthurst.com